eACCELERATION CORP.

                              AMENDED AND RESTATED
                                ESCROW AGREEMENT

                                      with

                       AMERICAN STOCK TRANSFER & TRUST CO.



     This Agreement is made and entered into as of February __, 2000 by and among eACCELERATION CORP. a Delaware corporation (the "Company") and AMERICAN TRANSFER & TRUST CO., a New York corporation with a principal corporate trust office at 6201 15th Avenue, Brooklyn, New York 11219 (the "Escrow Agent").

     WHEREAS, the Company proposes to offer for sale to investors through a direct public offering (the "Offering") up to 3,000,000 shares of common stock, par value $.0001 per share (the "Shares") with a minimum offering of 400,000 Shares (the "Minimum Offering), at a proposed price of $6.25 per Share.

     WHEREAS, the Offering will terminate at the close of business on the date which is nine (9) months after the effective date of the registration statement for the Shares unless otherwise terminated by the Company (the "Termination Date"), except that the Termination Date will be no longer than 180 days after the effective date of the registration statement for the Shares in the event that Minimum Offering has not been fully subscribed, and if acceptable subscriptions for the minimum number of Shares have not been received by the Company on or before such date, no Shares will be sold and all payments made by subscribers will be refunded with any earned interest by the Escrow Agent as soon as practicable upon written authorization of fund destination by the subscribers. The Company reserves the right, in its sole discretion, to reject any subscription, in whole or in part, for the purchase of the Shares offered in the Offering. In the case of orders which are rejected or partially rejected, the Escrow Agent will promptly refund, without interest, the amount of the subscription price representing the entire rejected order or that portion thereof which has not been accepted.

     WHEREAS, with respect to all subscription payments for Shares received from subscribers, the Company proposes to establish an escrow account with the Escrow Agent at its office, 6201 15th Avenue, Brooklyn, New York 11219.

     WHEREAS, the Company intends to sell the Shares on a "best efforts all or none" basis as to the Minimum Offering, and on a "best efforts" basis as to an additional 2,600,000 Shares.

     WHEREAS, the Company desires to establish an escrow account in which funds received from subscribers of Shares ("subscribers") will be deposited pending completion of the escrow period (the "Escrow Fund Account"), and the Escrow Agent has agreed to serve as escrow agent in accordance with the terms and conditions set in the Escrow Agreement, between the Company and the Escrow Agent, dated as of November 12, 1999.

     WHEREAS, the Escrow Agent and the Company agree to amend and restate the Escrow Agreement with the terms and conditions set forth herein.

     NOW THEREFORE, the parties hereto agree as follows:

     1. The Escrow Agent shall hold the Escrow Fund Account subject to the terms of this Escrow Agreement and shall act in accordance with the instructions contained in this Escrow Agreement.

     2. Upon the written instructions of the Company, the Escrow Agent shall deliver all or a part of the Escrow Fund at such times and in such manner as shall be set forth in such instructions. Any such written instruction of the Company shall be accompanied by a written opinion of counsel to the Company to the effect that all conditions to the release of the subject funds have been satisfied.

     3. (a) The proceeds from the sale of the Shares in the Offering will be deposited into an interest bearing account until the Minimum Offering is sold;

          (b) In the event the proceeds from the sale of the Shares in the Offering are insufficient to meet the Minimum Offering requirement, such proceeds will be returned directly to investors by the Escrow Agent with interest without deduction for expenses, including escrow agent fees;

          (c) The Escrow Fund Account is not subject to claims by the Company's creditors, affiliates, associates or underwriters, if any, until such funds have been released under the terms hereof; and

     (d) The regulatory administrator of any state in which the Offering is registered has the right to inspect and make copies of the records of the Escrow Agent relating to the Offering upon the reasonable request of such administrator, during the regular business hours of the Escrow Agent.

     4. This Escrow Agreement shall terminate upon the final distribution of all amounts in the Escrow Account and any income earned thereon.

     5. (a) The Escrow Agent shall not in any way be bound or affected by any notice of modification or cancellation of this Escrow Agreement unless in writing signed by the Company, nor shall the Escrow Agent be bound by any modification hereof unless the same shall be satisfactory to it. The Escrow Agent shall be entitled to rely upon any notice, certification, demand or other writing delivered to it hereunder by the Company without being required to determine the authenticity or the correctness of any facts stated therein, the propriety or validity of the service thereof, or the jurisdiction of the court issuing any judgment.

     (b) The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that any person purporting to give any notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so.

     (c) The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith, and shall not be liable for any mistake of fact or error or judgment, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

     (d) The Escrow Agent may resign and be discharged of its duties as Escrow Agent hereunder by giving ten (10) days written notice to the Company. Such resignation shall take effect ten (10) days after the giving of such notice, or upon receipt by the Escrow Agent of an instrument of acceptance executed by a successor escrow agent and upon delivery by the Escrow Agent to such successor of all of the escrowed documents and funds or securities then held by it. If no successor escrow agent is appointed in writing ten (10) days after giving such notice, the Escrow Agent shall deliver all funds in the Escrow Account to the Company.

     (e) The Company hereby agrees to indemnify and hold the Escrow Agent harmless from any loss, liability or expense, arising out of or related to this Escrow Agreement, and for all costs and expenses, including the fees and expenses of counsel, incurred in connection with this Escrow Agreement. The provisions of this paragraph shall survive the termination of this Agreement.

     (f) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement and the Escrow Agent shall not be liable except for the performance of such duties

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

and obligations as are specifically set forth in this Escrow Agreement. The Escrow Agent shall have no liability or duty to inquire into the terms and conditions of any agreement to which it is not a party.

     (g) If a controversy arises between one or more of the parties hereto, or between any of the parties hereto and any person not a party hereto, as to whether or not or to whom the Agent shall deliver the Escrow Account or any portion thereof or as to any other matter arising out of or relating to this Agreement or the Escrow Account deposited hereunder, the Escrow Agent shall not be required to determine same and need not make any delivery of the funds in the Escrow Account or any portion thereof but may retain such funds until the rights of the parties to the dispute shall have finally been determined by agreement or by final order of court of competent jurisdiction, provided, however, that the time of appeal of any such final order has expired without an appeal having been made. The Escrow Agent shall deliver the Escrow Account or any portion thereof within 15 days after the Escrow Agent has received written notice of any such agreement or final order (accompanied by an affidavit that the time for appeal has expired without an appeal having been made). The Escrow Agent shall be entitled to assume that no such controversy has arisen unless it has received a written notice that such a controversy has arisen which refers specifically to this Agreement and identifies by name and address the adverse claimants to the controversy. If a controversy of the type referred to in this paragraph arises, the Escrow Agent may, in its sole discretion but shall not be obligated to, commence interpleader or similar actions or proceedings for determination of the controversy.

     (h) The Escrow Agent shall not be required to institute or defend any action (including interpleader) or legal process involving any matter referred to herein which in any manner affects it or its duties or liabilities hereunder. In the event the Escrow Agent shall institute or defend any such action or legal process, it shall do so only upon receiving full indemnity in an amount and of such character as it shall require, against any and all claims liabilities, judgments, attorney's fees and other expenses of every kind in relation thereto, except in the case of its own willful misconduct or gross negligence.

     (i) In the event that the Escrow Agent receives or becomes aware of conflicting demands or claims with respect to any funds, securities, property or documents deposited or delivered in connection herewith, or the parties disagree about the interpretation of this Agreement, or about the rights and obligations, or the propriety, of any action contemplated by the Escrow Agent hereunder, or if the Escrow Agent otherwise has any doubts as to the proper disposition of funds or the execution of any of its duties hereunder, the Escrow Agent shall have the right to discontinue any or all further acts on its part until such conflict, disagreement or doubt is resolved to its satisfaction. In addition, the Escrow Agent may, in its sole discretion, file an action in interpleader in any court of competent jurisdiction to resolve the dispute or uncertainty. The Company agrees to indemnify the Escrow Agent and hold it harmless from and against all costs, including reasonable attorney's fees and expenses incurred by it in connection with such action. In the event that the Escrow Agent files an action in interpleader, it shall thereupon be fully released and discharged from all further obligations to perform any and all duties or obligations imposed upon it by this Agreement, other than safekeeping of the assets in the Escrow Account, if not paid into Court.

     6. Any notice, direction, request, instruction, legal process, or other instrument to be given or served hereunder by any party to another shall be in writing, shall be delivered personally or sent by certified mail, return receipt requested, to the respective party or parties at the following addresses, and shall be deemed to have been given when received.

          IF TO THE COMPANY,

          eAcceleration Corp.
          1223 NW Finn Hill Road
          Poulsbo, Washington 98730
          Attn: President

          Tel:  (360) 697-9260
          Fax: (360) 598-2450

          Tax ID#: 91-2006409

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

          WITH A COPY TO,

          Kaufman & Moomjian, LLC
          50 Charles Lindbergh Boulevard
          Suite 260
          Mitchel Field, New York 11553
          Attn: Neil M. Kaufman, Esq.

          Tel: (516) 222-5100
          Fax: (516) 222-5110

     If to the Escrow Agent, 6201 15th Avenue, Brooklyn, New York 11219,
Attention: Corporate Trust Department.

     Any party may change its or his address by written notice to each of the other parties.

     7. The Escrow Agent's fee for acting under this Escrow Agreement shall be set forth in a separate letter and agreed to by the party or parties responsible for payment. The Escrow Agent's fees and expenses, including counsel fees, shall be paid by the Company. The Escrow Agent is hereby given a first priority lien on the Escrow Fund to protect, indemnify and reimburse itself for all fees, costs, expenses and liabilities arising out of this Escrow Agreement and the performance of its duties hereunder.

     8. This Escrow Agreement shall be binding upon the parties hereto, and their respective successors, legal representatives and assigns.

eACCELERATION CORP.

By:
   -------------------------
   Name:
   Title:


AMERICAN STOCK TRANSFER & TRUST CO., as
 Escrow Agent

Date:
     ------------------------
By:
     ------------------------
     Name:
     Title:

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


                                    EXHIBIT A




AMERICAN STOCK TRANSFER & TRUST CO. AS ESCROW AGENT FOR EACCELERATION CORP.



Escrow Agent Fee:                       $15,000

Out-of-Pocket Expenses:                 billed as incurred

     Out-of-Pocket expenses shall include but are not limited to: legal, travel, telephone, facsimile, postage, overnight courier and other related expenses. In the event special administrative attention is required due to unusual circumstances, an additional maintenance fee will be charged to cover time and expenses.

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